                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                               September 13, 1998
                                                                       EXHIBIT 5

                                                                   C 95181-00129

Del Webb Corporation
6001 24th Street
Phoenix, Arizona 85016

                  Re:      Public Offering of $250 million
                           of Debt Securities, Warrants,
                           Preferred Shares and Common Shares

Ladies and Gentlemen:

                  We have acted as special counsel to Del Webb Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement to which this opinion is an Exhibit (the "Registration Statement"), of $250 million of (i) the Company's Senior, Subordinated and/or Senior Subordinated Debt Securities, issued separately or in exchange for the Preferred Shares referred to below (the "Debt Securities"), (ii) the Warrants (the "Warrants") to purchase shares of Common Stock and/or Preferred Stock of the Company, (iii) the shares of Preferred Stock (the "Preferred Shares") and the shares of Common Stock (the "Common Shares") issuable separately, on conversion of any Debt Securities issued that are convertible into Common Shares or Preferred Shares and upon exercise of any Warrants so issued and (iv) the Common Shares issuable upon conversion of any Preferred Shares so issued that are convertible into Common Shares. The Debt Securities, Warrants, Preferred Shares and Common Shares may also be issued as part of units consisting of any combination of such securities.

                  We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities, the

Del Webb Corporation
September 13, 1998
Page 2

Warrants, the Preferred Shares and the Common Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

                  Based on the foregoing and in reliance thereon, and subject to completion of the corporate action proposed to be taken by the Company referred to above (including without limitation the due reservation of the Common Shares and Preferred Shares for issuance and, with respect to the Preferred Shares, the due authorization, approval and filing of the Certificate of Designations referred to below), the effectiveness of the Registration Statement, the due execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (together, the "Indenture") and the Warrant Agreement relating to the Warrants (the "Warrant Agreement"), each in materially the form filed as an Exhibit to the Registration Statement, and the qualifications and limitations set forth below, we are of the opinion that:

                      (a) the Debt Securities and Warrants, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities and Warrants as issued, will be validly issued, fully paid and nonassessable;

                      (b) the Debt Securities so issued will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture pursuant to which they are issued;

                      (c) any Warrants so issued will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Warrant Agreement; and

                      (d) the Preferred Shares and Common Shares issued separately or upon the conversion of any Debt Securities so issued that are convertible and upon the exercise of any Warrants so issued (as to the Preferred Shares, when issued pursuant to the Certificate of Designations pursuant to
                               Section 151 of the Delaware General Corporation Law in materially the form filed as an Exhibit to the Registration Statement (the "Certificate of Designations")), and the Common Shares issued upon conversion or exchange of any such Preferred Shares so issued that are convertible or exchangeable into Common Shares (i) will have been duly authorized

Del Webb Corporation
September 13, 1998
Page 3

                               and reserved for issuance separately, upon conversion of such Debt Securities, exercise of any such Warrants and conversion or exchange of any such convertible Preferred Shares, upon the respective issuance of each, as the case may be, and (ii) upon the issuance of such Preferred Shares and Common Shares separately against payment in full therefor or pursuant to (x) the Indenture upon valid conversion of such Debt Securities, (y) exercise of such Warrants and payment in full of the exercise price provided for therein or (z) valid conversion of any such Preferred Shares so issued that are convertible into Common Shares in accordance with the Certificate of Designations, as the case may be, will be validly issued, fully paid and nonassessable.

                  Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debt Securities, the Indenture, the Warrants, the Warrant Agreement and the Certificate of Designations and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                  In addition, we express no opinion as to: (a) any provisions of the Debt Securities, the Indenture, the Warrant Agreement, the Warrants or the Certificate of Designations regarding the remedies available to any person
(1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, the Indenture, the Warrant Agreement, the Warrants or the Certificate of Designations or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, the Indenture, the Warrant Agreement, the Warrants or the Certificate of Designations; or (b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest.

Del Webb Corporation
September 13, 1998
Page 4

                  The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

                  This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

                  You have informed us that you intend to issue the one or more of the Common Shares, Preferred Shares, Debt Securities and Warrants from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Common Shares, Preferred Shares, Debt Securities or Warrants you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Common Shares, Preferred Shares, Debt Securities and Warrants are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

                  We hereby consent to the use of our name under the caption "Certain Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             GIBSON, DUNN & CRUTCHER LLP

SAM:ST
LC923650.038